UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2025, HUMBL, Inc. (the “Company”) entered into a share exchange agreement
(“Equity Swap Agreement”) and strategic partnership with Nuburu, Inc. (“Nuburu”). Under the terms of the Equity Swap Agreement, the Company will issue $2 million in Series C Preferred Stock to Nuburu and Nuburu will issue an equal amount of common stock to the Company.

The issuance of shares by both parties is contingent upon both parties obtaining any required regulatory, exchange, or stockholder approvals and satisfying any applicable registration requirements. The companies have also entered into a Master Distribution Agreement, appointing the Company as the exclusive distributor in Brazil for both Nuburu’s existing business and its recently announced defense and security portfolio companies. The parties may also negotiate in the future performance-based incentives that would allow the Company to expand its exclusivity to all of Latin America upon achieving certain revenue and market penetration target

The foregoing descriptions of the Equity Swap Agreement and Master Distribution Agreement do not purport to be complete and are qualified in their entirety by reference to the Equity Swap Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Master Distribution Agreement attached as Exhibit A to the Equity Swap Agreement.

Item 7.01 Regulation FD Disclosure

On February 28, 2025, the Company issued a press release regarding the Nuburu transaction, which is included as Exhibit 99.1. The information furnished in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Equity Swap Agreement dated February 28, 2025 between HUMBL, Inc. and Nuburu, Inc.
99.1	Press Release Dated February 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 6, 2025	HUMBL, Inc.

	By:	/s/ Thiago Moura
Thiago Moura
President and CEO